October 2020

Preliminary Terms No. 5,053

Registration Statement Nos. 333-221595; 333-221595-01

Dated October 9, 2020

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due October 14, 2025

All Payments on the Securities Based on the Worst Performing of NASDAQ-100 Index® and the Dow Jones Industrial AverageSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document.  The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.  The securities will be automatically redeemed if the index closing value of each of the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM, which we refer to as the underlying indices, on any of the annual determination dates is greater than or equal to 105% of its respective initial index value, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below.  No further payments will be made on the securities once they have been redeemed.  At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,666.00 per $1,000 security (to be determined on the pricing date).  If the securities have not previously been redeemed and the final index value of either underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to 70% of its respective initial index value, which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment.  However, if the securities are not redeemed prior to maturity and the final index value of either underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.  These long-dated securities are for investors who are willing to forego current income and participation in the appreciation of either underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying index closes at or above the respective call threshold level on an annual determination date or the final determination date, respectively.  Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective downside threshold level of either underlying index will result in a significant loss of your investment, even if the other underlying index has appreciated or has not declined as much.  Investors will not participate in any appreciation of either underlying index.  The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	NASDAQ-100 Index® (the “NDX Index”) and Dow Jones Industrial AverageSM (the “INDU Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 9, 2020
Original issue date:	October 15, 2020 (3 business days after the pricing date)
Maturity date:	October 14, 2025
Early redemption:

If, on any annual determination date, beginning on October 15, 2021, the index closing value of each underlying index is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the index closing value of either underlying index is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 13.32% per annum, to be determined on the pricing date) for each annual determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Annually. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:	See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.
Downside threshold level:	With respect to the NDX Index, 8,085.658, which is 70% of its initial index value With respect to the INDU Index, 19,897.857, which is 70% of its initial index value
Call threshold level:	With respect to the NDX Index, 12,128.487, which is 105% of its initial index value With respect to the INDU Index, 29,846.786, which is approximately 105% of its initial index value
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final index value of each underlying index is greater than or equal to its respective call threshold level:

At least $1,666.00 (to be determined on the pricing date)

•

If the final index value of either underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000

•

If the final index value of either underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $957.70 per security, or within $40.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$
(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 20.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017	Index Supplement dated November 16, 2017	Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

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Principal at Risk Securities

Terms continued from previous page:
Initial index value:	With respect to the NDX Index, 11,550.94, which is its index closing value on October 8, 2020 With respect to the INDU Index, 28,425.51, which is its index closing value on October 8, 2020
Final index value:	With respect to each underlying index, the respective index closing value on the final determination date
Worst performing underlying index:	The underlying index with the larger percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
CUSIP / ISIN:	61771ECM8 / US61771ECM84
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	10/15/2021	1st early redemption date:	10/20/2021	At least $1,133.20
2nd determination date:	10/17/2022	2nd early redemption date:	10/20/2022	At least $1,266.40
3rd determination date:	10/9/2023	3rd early redemption date:	10/12/2023	At least $1,399.60
4th determination date:	10/8/2024	4th early redemption date:	10/11/2024	At least $1,532.80
Final determination date:	10/8/2025	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least 13.32% per annum.

October 2020	Page 2

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Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due October 14, 2025 All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM (the “securities”) do not provide for the regular payment of interest.  Instead the securities will be automatically redeemed if the index closing value of each of the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM on any annual determination date is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below.  No further payments will be made on the securities once they have been redeemed.  At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,666.00 per $1,000 security.  If the securities have not previously been redeemed and the final index value of either underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment.  However, if the securities are not redeemed prior to maturity and the final index value of either underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.  Investors will not participate in any appreciation in either underlying index.

Maturity:	Approximately 5 years
Automatic early redemption:	If, on any annual determination date, the index closing value of each underlying index is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.
Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 13.32% per annum) for each annual determination date, as follows*:
• 1st determination date:	At least $1,133.20
• 2nd determination date:	At least $1,266.40
• 3rd determination date:	At least $1,399.60
• 4th determination date:	At least $1,532.80

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final index value of each underlying index is greater than or equal to its respective call threshold level:

At least $1,666.00 (to be determined on the pricing date)

•

If the final index value of either underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000

•

If the final index value of either underlying index is less than its respective downside threshold level:

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$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, investors will lose a significant portion or all of their investment.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000.  We estimate that the value of each security on the pricing date will be approximately $957.70, or within $40.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, the securities will be automatically redeemed if the index closing value of each of the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM on any annual determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	When each underlying index closes at or above its respective call threshold level on any annual determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in either underlying index.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that at least one underlying index closes below its respective call threshold level on each of the annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying index closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to at least $1,666.00 per stated principal amount (to be determined on the pricing date). Investors do not participate in any appreciation in either underlying index.
Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that at least one underlying index closes below its respective call threshold level on each of the annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective call threshold level, but the final index value of each underlying index is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.
Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that at least one underlying index closes below its respective call threshold level on each of the annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.
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Hypothetical Examples

The following hypothetical examples are for illustrative purposes only.  Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value of each underlying index on each of the annual determination dates, and the payment at maturity, if any, will be determined by reference to the index closing value of each underlying index on the final determination date.  The actual early redemption payment amounts will be determined on the pricing date.  The actual initial index values, call threshold levels and downside threshold levels are set forth on the cover of this document.  Some numbers appearing in the examples below have been rounded for ease of analysis.  All payments on the securities are subject to our credit risk.  The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 13.32% per annum) for each annual determination date, as follows:

• 1st determination date:	$1,133.20
• 2nd determination date:	$1,266.40
• 3rd determination date:	$1,399.60
• 4th determination date:	$1,532.80
No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final index value of each underlying index is greater than or equal to its respective call threshold level:

$1,666.00 (the actual payment at maturity for this scenario will be determined on the pricing date)

•

If the final index value of either underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000

•

If the final index value of either underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the NDX Index: 12,000 With respect to the INDU Index: 25,500
Hypothetical Downside Threshold Level:	With respect to the NDX Index: 8,400, which is 70% of its hypothetical initial index value With respect to the INDU Index: 17,850, which is 70% of its hypothetical initial index value
Hypothetical Call Threshold Level:	With respect to the NDX Index: 12,600, which is 105% of its hypothetical initial index value With respect to the INDU Index: 26,775, which is 105% of its hypothetical initial index value
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Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	NDX Index Closing Value	INDU Index Closing Value	Payment (per Security)
1st Determination Date	15,000 (at or above the call threshold level)	21,000 (below the call threshold level)	--
2nd Determination Date	18,500 (at or above the call threshold level)	28,000 (at or above the call threshold level)	$1,266.40

In this example, on the first determination date, the index closing value of one of the underlying indices is at or above its respective call threshold level, but the index closing value of the other underlying index is below its respective call threshold level. Therefore, the securities are not redeemed.  On the second determination date, the index closing value of each underlying index is at or above the respective call threshold level.  Therefore, the securities are automatically redeemed on the second early redemption date.  Investors will receive a payment of $1,266.40 per security on the related early redemption date.  No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in either underlying index.

How to calculate the payment at maturity:

In the following examples, one or both of the underlying indices close below the respective call threshold level(s) on each of the annual determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	NDX Index Final Index Value	INDU Index Final Index Value	Payment at Maturity (per Security)
Example 1:	16,000 (at or above its call threshold level)	28,000 (at or above its call threshold level)	$1,666.00
Example 2:	9,600 (below its call threshold level but at or above its downside threshold level)	30,600 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	15,000 (at or above its call threshold level and downside threshold level)	12,750 (below its downside threshold level)	$1,000 × (12,750 / 25,500) = $500
Example 4:	2,400 (below its downside threshold level)	19,125 (below its call threshold level but at or above its downside threshold level)	$1,000 × (2,400 / 12,000) = $200
Example 5:	2,400 (below its downside threshold level)	10,200 (below its downside threshold level)	$1,000 × (2,400 / 12,000) = $200

In example 1, the final index value of each underlying index is at or above its respective call threshold level.  Therefore, investors receive $1,666.00 per security at maturity.  Investors do not participate in any appreciation in either underlying index.

In example 2, the final index value of one of the underlying indices is at or above its call threshold level and downside threshold level, but the final index value of the other underlying index is below its call threshold level and at or above its downside threshold level.  The INDU Index has increased 20% from its initial index value to its final index value and the NDX Index has declined 20% from its initial index value to its final index value.  Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security.  Investors do not participate in any appreciation in either underlying index.

In example 3, the final index value of one of the underlying indices is at or above its call threshold level and downside threshold level, but the final index value of the other underlying index is below its respective downside threshold level.  Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity.  The NDX Index has increased 25% from its initial index value to its final index value and the INDU Index has declined 50% from its initial index value to its final

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index value.  Therefore, investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the INDU Index, which is the worst performing underlying index in this example.

In example 4, the final index value of one of the underlying indices is below its call threshold level but at or above its downside threshold level, while the final index value of the other underlying index is below its respective downside threshold level.  Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity.  The INDU Index has declined 25% from its initial index value to its final index value and the NDX Index has declined 80% from its initial index value to its final index value.  Therefore, investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the NDX Index, which is the worst performing underlying index in this example.

In example 5, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.  The NDX Index has declined 80% from its initial index value to its final index value and the INDU Index has declined 60% from its initial index value to its final index value.  Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the NDX Index, which is the worst performing underlying index in this example.

If the securities are not redeemed prior to maturity and the final index value of either underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

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Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final index value of either underlying index is less than its respective downside threshold level of 70% of its initial index value, you will be exposed to the decline in the value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying index closes at or above its respective call threshold level on any annual determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final index value of each underlying index is at or above its call threshold level. In all cases, you will not participate in any appreciation of either underlying index, which could be significant. Additionally, in order for you to receive a positive return at maturity, each underlying index must have appreciated to or above its respective call threshold level as of the final determination date.

▪	You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of each underlying index. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by either underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. To receive an early redemption payment, each underlying index must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying index has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying index has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective initial index value, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index,

o	dividend rates on the securities underlying the underlying indices,

o	the time remaining until the securities mature,

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o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying indices and changes in the constituent stocks of such indices, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either underlying index at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of either underlying index based on its historical performance.  The value(s) of one or both of the underlying indices may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 70% of the stated principal amount.  See “NASDAQ-100 Index® Overview” and “Dow Jones Industrial AverageSM Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in either underlying index or the component stocks of either underlying index. Investors in the securities will not participate in any positive performance of either underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. Additionally, because each underlying index must appreciate to or above its respective call threshold level as of a determination date in order for the securities to be redeemed, it is possible that the securities will not be redeemed even if the underlying indices appreciate over the term of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any

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related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to October 8, 2020 could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the value at or above which such underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index) and (ii) the downside threshold level for such underlying index, which is the value at or above which such underlying index must close on the final determination date so that you are

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not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index).  Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the call threshold levels, the downside threshold levels, the final index values, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. There is a risk that the IRS may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for auto-callable securities). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax

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advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on October 8, 2020:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 9/2/2020):	12,420.54
Current Index Value:	11,550.94	52 Week Low (on 3/20/2020):	6,994.29
52 Weeks Ago:	7,604.27

The following graph sets forth the daily index closing values of the NDX Index for the period from January 1, 2015 through October 8, 2020.  The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NDX Index for each quarter in the same period.  The index closing value of the NDX Index on October 8, 2020 was 11,550.94.  We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification.  The historical index closing values of the NDX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NDX Index at any time, including on the determination dates.

NDX Index Daily Index Closing Values January 1, 2015 to October 8, 2020

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NASDAQ-100 Index®	High	Low	Period End
2015
First Quarter	4,483.05	4,089.65	4,333.69
Second Quarter	4,548.74	4,311.26	4,396.76
Third Quarter	4,679.68	4,016.32	4,181.06
Fourth Quarter	4,719.05	4,192.96	4,593.27
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter (through October 8, 2020)	11,583.20	11,255.69	11,550.94

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc.  For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry.  For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on October 8, 2020:

Bloomberg Ticker Symbol:	INDU	52 Week High (on 2/12/2020):	29,551.42
Current Index Value:	28,425.51	52 Week Low (on 3/23/2020):	18,591.93
52 Weeks Ago:	26,164.04

The following graph sets forth the daily index closing values of the INDU Index for the period from January 1, 2015 through October 8, 2020.  The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the INDU Index for each quarter in the same period.  The index closing value of the INDU Index on October 8, 2020 was 28,425.51.  We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification.  The historical index closing values of the INDU Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the INDU Index at any time, including on the determination dates.

INDU Index Daily Index Closing Values January 1, 2015 to October 8, 2020

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Dow Jones Industrial AverageSM	High	Low	Period End
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter	18,120.25	15,666.44	16,284.70
Fourth Quarter	17,918.15	16,272.01	17,425.03
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter (through October 8, 2020)	28,425.51	27,682.81	28,425.51

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC.  For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof. With respect to the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority.  Our counsel, Davis Polk & Wardwell LLP, is unable to render a definitive opinion on the tax treatment of the securities at this time as such opinion is dependent in part upon market conditions on the pricing date. Our counsel’s opinion will therefore be provided only on the pricing date. However, under current law, and based on current market conditions, our counsel believes that it is at least reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪

A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪

Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security.  Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any

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Underlying Security on the pricing date.  However, we will provide an updated determination in the pricing supplement.  Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to October 8, 2020, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers.  We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the level at or above which such underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index) and (ii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index).  These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches.  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a

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“party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B)

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the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)

our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $     for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.  When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities

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and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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